SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Integrated Silicon Solution, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 27, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”), will be held on Friday, February 27, 2004 at 3:00 p.m., local time, at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve an amendment to the Company’s 1993 Employee Stock Purchase Plan to increase the number of shares available thereunder by 600,000 shares to an aggregate of 2,850,000 shares and to extend the termination date of the plan from February 2, 2005 to February 2, 2015.

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2004 fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 31, 2003 are entitled to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. However, if your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

Gary L. Fischer
President, Chief Operating Officer and Chief Financial Officer

Santa Clara, California

January 21, 2004

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

INTEGRATED SILICON SOLUTION, INC.

2231 LAWSON LANE

SANTA CLARA, CALIFORNIA 95054-3311

(408) 969-6600

PROXY STATEMENT FOR 2004

ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy (“Proxy”) is solicited on behalf of the board of directors (the “Board of Directors”) of Integrated Silicon Solution, Inc. (the “Company”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, February 27, 2004 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California.

These proxy solicitation materials were mailed on or about January 21, 2004 to all stockholders of record at the close of business on December 31, 2003 (the “Record Date”).

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting. Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person giving such Proxy at any time before its use by delivering to the Secretary of the Company, at the address noted above, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to able to vote at the Annual Meeting.

Voting and Solicitation

Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in such proxy. Where no instructions are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this proxy statement (the “Proxy Statement”) is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on all matters presented at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding as of the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as a vote against a proposal, except with respect to the election of directors. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on the proposals to be considered at the Annual Meeting.

Pursuant to new regulations promulgated by the New York Stock Exchange (“NYSE”) that came into effect on June 30, 2003, brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. Therefore, for any of your shares held through a broker or other nominee that is a NYSE member organization, such shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company’s directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

The Company will promptly deliver upon written request or oral request a separate copy of this proxy statement to any stockholder of a shared address to which a single copy of this document was delivered. If any stockholders of a shared address wish to receive a separate proxy statement, they may call the Company’s Corporate Secretary at (408) 969-6600 or write to Integrated Silicon Solution, Inc., 2231 Lawson Lane, Santa Clara, California 95054, Attention: Corporate Secretary. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize the Company to discontinue mailings of multiple proxy statements by calling or writing the Company’s Corporate Secretary. The Company also maintains a web site on the Internet at www.issi.com; the web site, and the information contained therein, is not a part of this Proxy Statement.

Record Date

Stockholders of record at the close of business on December 31, 2003 are entitled to notice of the Annual Meeting and to vote upon matters presented at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders of the Company may submit proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in the year 2005, stockholder proposals must be received by the Secretary of the Company no later than September 23, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure with regard to business brought before an annual meeting, including stockholder proposals not included in the Company’s proxy statement. For nominations or other business to be properly brought before the 2005 annual meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company one hundred twenty (120) days prior to the anniversary of the mailing of this Proxy Statement (i.e., September 23, 2004), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, for notice by the stockholder to be timely it must be received a reasonable time before the Company begins to print and mail its proxy materials.

The attached Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2005 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. All notices of proposals and nominations by stockholders should be sent to Integrated Silicon Solution, Inc., 2231 Lawson Lane, Santa Clara, California 95054, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

A board of six (6) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company’s six (6) nominees named below, all of whom are current directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until such director’s successor has been duly elected and qualified.

Vote Required; Recommendation of Board of Directors

The six (6) candidates receiving the highest number of “FOR” votes shall be elected to the Company’s Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW:

Name of Nominee	Age	Principal Occupation
Jimmy S. M. Lee	48	Chief Executive Officer and Chairman of the Board of Directors of the Company
Gary L. Fischer	52	President, Chief Operating Officer and Chief Financial Officer of the Company
Lip-Bu Tan	45	Chairman, Walden International
Hide L. Tanigami	53	President and Chief Executive Officer, Marubun USA Corporation
Chun Win Wong	68	Chairman, Wearnes Technology Pte., Ltd.
Bruce A. Wooley	61	Chairman, Department of Electrical Engineering, Stanford University

Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

Jimmy S.M. Lee has served as the Company’s Chairman, Chief Executive Officer and a director since he co-founded ISSI in October 1988. He also served as the Company’s President until May 2000. From 1985 to 1988, Mr. Lee was engineering manager at International CMOS Technology, a semiconductor company, and from 1983 to 1985, he was a design manager at Signetics Corporation, a semiconductor company. Previously, Mr. Lee was a project manager at Toshiba Semiconductor Corporation and a design engineer at National Semiconductor Corporation. Mr. Lee has served as a director of ICSI, a memory supplier, since September 1990; as a director of Chrontel, a mixed-signal semiconductor company, since July 1995; as a director of NexFlash Technologies, a flash memory semiconductor company, since October 1998; as a director of GetSilicon, a semiconductor supply chain management software company since April 2000; as a director of SMIC, a semiconductor foundry, since July 2000; as a director of Signia Technologies, a developer of wireless semiconductors, since July 2000; and as a director of E-CMOS, a peripheral interface device company, since September 2001. Mr. Lee holds an M.S. degree in electrical engineering from Texas Tech University and a B.S. degree in electrical engineering from National Taiwan University.

Gary L. Fischer has been with the Company since June 1993 and has served as the Company’s President and Chief Operating Officer since April 2001, and as Chief Financial Officer since November 2002. He also served as the Company’s Executive Vice President and Chief Financial Officer from April 1995 to March 2001, and as Vice President and Chief Financial Officer from June 1993 to March 1995. From January 1989 to December 1992, Mr. Fischer was Chief Financial Officer of Synergy Semiconductor Corporation, a manufacturer of high performance SRAM and logic integrated circuits. From November 2001 to June 2003, he was a director of E-CMOS, a peripheral interface device company. Mr. Fischer holds an M.B.A. degree from the University of Santa Clara and a B.A. degree from the University of California, Santa Barbara.

Lip-Bu Tan has served as one of the Company’s directors since March 1990. Mr. Tan is the founder and Chairman of Walden International, a venture capital fund with over $1.5 billion under management. He has served as a director of Creative Technology, a computer entertainment products company, since May 1990; Centillium Communications, a broadband communications company, since May 1997; Sina Corporation, an online media company, since April 1999; and Flextronics Corporation, an electronics manufacturing services company, since April 2003. Mr. Tan is also a member of the board of directors of numerous private companies, including SMIC. Mr. Tan holds an M.S. degree in nuclear engineering from the Massachusetts Institute of Technology, an M.B.A. from the University of San Francisco, and a B.S. degree in physics from Nanyang University, Singapore.

Hide L. Tanigami has served as one of the Company’s directors since December 1997. Mr. Tanigami has been the Chairman and Chief Executive Officer of Marubun/Arrow USA, LLC, an electronic components distribution company since August 2000. Since January 1996, he has also been President and Chief Executive Officer of Marubun USA Corporation, a semiconductor solutions company. From 1998 until 2000, Mr. Tanigami was the Chairman of Catalyst Semiconductor, a non-volatile programmable products semiconductor company. From October 1985 until March 1994, Mr. Tanigami was a co-founder and Vice President of Corporate Development at Catalyst Semiconductor. Mr. Tanigami currently serves as a member of the board of directors of the following public companies: Marubun Corporation, a semiconductor solutions company, and ICSI, a memory supplier. Mr. Tanigami also serves as a member of the board of directors of the following private companies: NexFlash Technologies, a flash memory semiconductor company; Ecrio, a software provider for voice and data services; and Unity Semiconductor Corporation. Mr. Tanigami holds an M.A. degree from San Francisco State University and a B.A. degree from Kansai University of Foreign Studies.

Chun Win Wong has served as one of the Company’s directors since December 1994. Mr. Wong was also one of the Company’s directors from March 1991 to May 1994. Since April 1994, Mr. Wong has been Chairman of Wearnes Technology Pte, Ltd. (“Wearnes”) and since 1983 has been Group General Manager of Wearnes Brothers, Limited, Singapore, the parent company of Wearnes, both of which are multinational electronics companies. He was also Managing Director of Wearnes from 1983 to 1994. From 1970 to 1980, Mr. Wong was the Chief Executive Officer of Industrial Electronics and Engineers Limited, an electronics company he founded. He has also served as a director of Advanced Logic Research, a microcomputers company, since 1985, Behavior Tech Computer Corp, a keyboard manufacturer, and WBL Corporation Limited, a holding company. He was a director of ICSI, a memory supplier, from March 1991 until July 1993. Mr. Wong holds a degree in electrical engineering from the Royal Melbourne Institution of Technology in Australia.

Bruce A. Wooley has served as one of the Company’s directors since September 2002. Since 1999, Dr. Wooley has been Chairman of the Department of Electrical Engineering at Stanford University. From 1993 to 1999, Dr. Wooley was Director of the Integrated Circuits Laboratory at Stanford University. He has been a

Professor of Electrical Engineering at Stanford University since 1984 and was a member of the research staff at Bell Laboratories, a telecommunications company, from 1970 to 1984. Dr. Wooley is a fellow of the Institute of Electrical and Electronics Engineers and the author or co-author of more than 120 technical publications and 10 patents. He has also served as a director of Chrontel, a mixed-signal semiconductor company, since 1989. Dr. Wooley holds Ph.D., M.S., and B.S. degrees in electrical engineering from the University of California, Berkeley.

Principal Share Ownership

Beneficial Owners

At the Record Date, 28,889,442 shares of the Company’s common stock, $.0001 par value per share, were issued and outstanding and no shares of the Company’s preferred stock, $.0001 par value per share, were issued and outstanding. As of December 31, 2003, the following entity was known by the Company to be the beneficial owner of more than 5% of the Company’s common stock:

	Beneficial Ownership
Name of 5% Beneficial Owner (1)	Number of Shares	Percent of Total
Barclays Global Investors 45 Fremont Street San Francisco, CA 94105	1,899,005	6.6%

(1)	Based on a Schedule 13F filed with Nasdaq as of September 30, 2003.

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by each director of the Company, (ii) by the Company’s Chief Executive Officer and the two (2) other executive officers of the Company during fiscal 2003 (such officers are hereinafter collectively referred to as the “Named Executive Officers”), and (iii) by all current directors and Named Executive Officers as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose. The number and percentage of shares beneficially owned is computed on the basis of 28,889,442 shares of common stock outstanding as of the Record Date. Shares of common stock that a person has the right to acquire within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Beneficial Ownership
Name	Number of Shares	Percent of Total
Jimmy S.M. Lee (1)	599,530	2.1%
Gary L. Fischer (2)	327,206	1.1%
Paul Jei-Zen Song (3)	163,124	*
Lip-Bu Tan (4)	121,698	*
Hide L. Tanigami (5)	23,779	*
Chun Win Wong (6)	176,878	*
Bruce A. Wooley (7)	10,500	*
All directors and executive officers as a group (7 persons) (8)	1,422,715	4.8%

*	Less than 1%
(1)	Includes 350,571 shares issuable upon exercise of options, 115,375 of which have not vested. Also includes 56,000 shares held by Mr. Lee as custodian for his minor children.
(2)	Includes 299,043 shares issuable upon exercise of options, 133,750 of which have not vested.

(3)	Includes 163,124 shares issuable upon exercise of options, 55,041 of which have not vested.
(4)	Includes 28,333 shares issuable upon exercise of options held by Mr. Tan that are exercisable within sixty (60) days of the Record Date. Also includes 83,333 shares held by IVCIC. Mr. Tan is President of IVCIC and may be deemed to be a beneficial owner of the shares held by such entity.
(5)	Includes 17,500 shares issuable upon exercise of options held by Mr. Tanigami that are exercisable within sixty (60) days of the Record Date.
(6)	Includes 22,500 shares issuable upon exercise of options held by Mr. Wong that are exercisable within sixty (60) days of the Record Date. Also includes an aggregate of 137,378 shares held by Wearnes Technology Pte. Ltd. and United Wearnes Technology Pte. Ltd. Mr. Wong is the Chairman of Wearnes and may be deemed to be a beneficial owner of the shares held by such entities.
(7)	Includes 2,500 shares issuable upon the exercise of options held by Mr. Wooley that are exercisable within sixty (60) days of the Record Date.
(8)	Includes 883,571 shares issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date. See notes 1 through 7 above.

Board of Directors Meetings and Committees

The Board of Directors held three (3) meetings during fiscal 2003. The Board of Directors has determined that each of Messrs. Tan, Tanigami, Wong and Wooley are “independent” as determined by the Nasdaq listing qualifications. The Board of Directors maintains four (4) standing committees: the Audit Committee, the Stock Committee, the Compensation Committee and the Nominating Committee.

Stockholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: 2231 Lawson Lane, Santa Clara, California, 95054.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2003 and (ii) the total number of meetings held by all committees of the Board of Directors that such director was required to attend during fiscal 2003. All members of the Board of Directors attended the annual meeting in 2003. The Company’s policy is that board members are expected to attend the Annual Meeting.

The Audit Committee. The Audit Committee consists of Messrs. Tan, Wong and Wooley. The Audit Committee held five (5) meetings during fiscal 2003. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors; provides oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process and internal controls; provides the Board of Directors with the results of its monitoring and recommendations derived therefrom; and provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee Charter is attached hereto as Exhibit 1.

The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Mr. Tan and Mr. Wong is an audit committee financial expert, as defined by the Securities and Exchange Commission (the “SEC”) guidelines.

The Stock Committee. The Stock Committee consists of Messrs. Lee and Tan. The Stock Committee held ten (10) meetings during fiscal 2003. The Stock Committee has the authority to make routine stock option grants to non-executive officers of the Company.

The Compensation Committee. The Compensation Committee consists of Messrs. Tan and Tanigami. The Compensation Committee held one (1) meeting during fiscal 2003. The Compensation Committee makes recommendations to the Board of Directors regarding the Company’s executive compensation policies and executive stock option grants.

The Nominating Committee. The Nominating Committee consists of Messrs. Tan, Wong and Wooley, who are each deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The Board of Directors created the Nominating Committee in January 2004 and adopted a formal written charter for the Nominating Committee which is attached hereto as Exhibit 2. The Nominating Committee recommends nominees for election as directors to the Board of Directors. All members of the Nominating Committee are non-employee directors.

When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election in 2005. Such suggestions, together with appropriate biographical information, should be submitted to the Company’s Corporate Secretary. See “Deadline for Receipt of Stockholder Proposals” for details regarding the procedures and timing for the submission of such suggestions. Each director nominated in this Proxy was recommended for election by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any securityholder.

Compensation of Directors

Non-employee directors receive a yearly retainer of $10,000 and $2,000 for attendance at each Board of Directors meeting and are reimbursed for all reasonable expenses incurred by them in attending Board of Directors and Committee meetings. In addition, each non-employee director is eligible to participate in the Company’s 1995 Director Stock Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director is automatically granted a nonstatutory option to purchase 10,000 shares of common stock on the date on which such person first becomes a non-employee director. In addition, each director who has been a non-employee director for at least six (6) months will automatically receive a nonstatutory option to purchase 2,500 shares of common stock upon such director’s annual reelection to the Board of Directors by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon the termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the common stock on the date of grant. Options granted under the Director Plan are subject to cumulative monthly vesting over a twelve (12) month period commencing at the date of grant.

The employee directors, Mr. Lee and Mr. Fischer, receive no separate compensation to serve as directors of the Company. On February 7, 2003, Mr. Tan, Mr. Tanigami, Mr. Wong and Mr. Wooley were each granted an option under the Director Plan to purchase 2,500 shares of common stock at an exercise price of $3.06 per share. The options expire upon the earlier of ten (10) years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Tan and Tanigami, neither of whom has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Report of the Audit Committee1

The Audit Committee of the Board of Directors has furnished the following report:

The Board of Directors has adopted a written charter for the Audit Committee (the “Audit Committee Charter”). The Board of Directors has determined that each member of the Audit Committee is “independent,” as defined in the listing standards of Nasdaq.

The Company’s management is responsible for preparing financial statements and the Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2003 with the Company’s management.

The Audit Committee has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of receiving non-audit services from the independent auditors with maintaining the independent auditors’ independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Audit Committee of the Board of Directors

Lip-Bu Tan

C. W. Wong

Bruce A. Wooley

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Report of the Compensation Committee of the Board of Directors2

The members of the Compensation Committee of the Board of Directors are Messrs. Tan and Tanigami. All such members are non-employee directors. The Compensation Committee reviews compensation levels of the Company’s executive officers and recommends to the Board of Directors for approval the salaries and other compensation paid to such executives.

Compensation Philosophy. The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive’s total compensation is intended to be variable and to relate to and be contingent upon Company performance and upon individual performance. The Company’s compensation philosophy is that cash compensation must be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to contribute to the Company’s long-term success.

Components of Executive Compensation. The two key components of the Company’s executive officer compensation program in fiscal 2003 were base salary and long-term incentives, represented by the Company’s stock option program. In certain years, performance bonuses are also part of executive compensation, but in fiscal 2003, no executive received a bonus. The Compensation Committee utilizes an industry recognized independent annual survey of companies and has determined that the Company’s executive compensation is within or on the low end of the competitive range. Base salary is set for each executive commensurate with that person’s level of responsibility and within the parameters of companies of comparable size within the semiconductor industry. The Company’s executives received salary reductions in fiscal 2002, and these continued in fiscal 2003. Including salary reductions, Mr. Lee’s actual pay for fiscal 2003 was $150,000, Mr. Fischer’s actual pay for fiscal 2003 was $185,538, and Mr. Song’s actual pay for fiscal 2003 was $145,673. Without salary reductions, Mr. Lee’s base salary for fiscal 2003 was $300,000, Mr. Fischer’s base salary was $240,000, and Mr. Song’s base salary was $195,000.

Stock options are generally granted when an executive joins the Company, and additional options may be granted from time-to-time thereafter. The options granted to each executive generally vest over a four (4) year period. In addition to receiving stock option grants, executives are also eligible to participate in the Company’s employee stock purchase plan.

Other elements of executive compensation include participation in the Company’s 401(k) plan and Company-wide medical and dental benefits, the ability to defer compensation pursuant to a 401(k) plan, and a non-qualified deferred compensation program. The Company does not match contributions under the 401(k) plan at this time.

Mr. Lee receives no additional material compensation or benefits not provided to all executives. Mr. Lee’s total compensation consists of base salary, bonus and employee stock options. In determining Mr. Lee’s compensation, the Committee evaluates:

•	corporate performance, principally revenue and operating profit goals;

•	his individual performance;

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	compensation paid to other executive officers of the Company; and

•	compensation paid to chief executive officers of comparable companies.

For fiscal 2003, in light of the difficult economic environment for the Company and the semiconductor industry generally, Mr. Lee’s salary, along with the Company’s other executive officers, was not increased and no bonuses were earned by Mr. Lee or other executive officers.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Section”). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company’s stock option plan would meet the requirements of being performance based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors

Lip-Bu Tan

Hide Tanigami

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

The Company is asking the stockholders to approve a proposed amendment to the Company’s 1993 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 600,000 shares, bringing the total number of shares issuable under the ESPP to 2,850,000 and to extend the termination date of the plan from February 2, 2005 to February 2, 2015. In October 2003, the Board of Directors approved the addition of shares to the ESPP and the extension of the ESPP’s termination date, subject to approval by the stockholders.

As of the Record Date, 574,521 shares were available for future issuance under the ESPP. The Board of Directors believes that the number of shares of common stock that remain available for future issuance will be insufficient to achieve the purposes of the ESPP unless the additional shares are authorized and approved by the stockholders. The Board also believes that the addition of shares and the extension of the termination date of the ESPP will enable the Company to continue to attract and retain key personnel. Approval of the amendment to the ESPP requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present in person or by proxy and entitled to vote at the Annual Meeting.

For a more complete description of the principal features of the ESPP, see Exhibit 3—“Description of the 1993 Employee Stock Purchase Plan” attached hereto.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to approve the amendment to the 1993 Employee Stock Purchase Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2004 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Ernst & Young LLP has audited the Company’s financial statements since 1990. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended September 30, 2002 and September 30, 2003.

Fee Category	Fiscal 2002	Fiscal 2003
Audit Fees	$512,300	$364,800
Audit-Related Fees	18,000	—
Tax Fees	81,800	77,785
All Other Fees	—	—

Total Fees	$612,100	$442,585

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in the Company’s quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, divestitures and international tax planning.

All Other Fees. Ernst & Young LLP did not bill the Company for any other fees.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fee” and “Audit-Related Fees” is compatible with maintaining the independence of the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and audit-related services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board of Directors’ selection. If the stockholders reject the nomination, the Board of Directors will reconsider its selection.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of September 30, 2003:

	Equity Compensation Plan Information		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)
Equity compensation plans approved by security holders	1,449,000	$5.74	1,526,000	(1)
Equity compensation plans not approved by security holders(2)	4,498,000	$7.07	4,052,000

Total	5,947,000	$6.75	5,578,000

(1)	The number of shares includes 575,000 shares of common stock reserved for future issuance under the Company’s 1995 Employee Stock Purchase Plan. This plan was approved by stockholders effective February 1995 and was amended by the stockholders on February 6, 2002.
(2)	The number of shares does not include outstanding options to purchase 40,000 shares of the Company’s common stock that were assumed in connection with the Company’s acquisition of Purple Ray. At September 30, 2003, these assumed options had a weighted average exercise price of $2.78. There are no shares available for future issuance under the Purple Ray plan and, in the event that any such outstanding option that was assumed is not exercised, no further options to purchase shares of the Company’s common stock will be issued in place of such unexercised option.

Equity compensation plan not approved by security holders.

At September 30, 2003, the Company’s 1996 Stock Option Plan was not approved by the Company’s stockholders. On October 18, 1996, the Company’s Board of Directors approved the 1996 Stock Option Plan that provides for the grant of non-statutory stock options to non-executive employees and consultants. At September 30, 2003, options to purchase 4,052,000 shares of the Company’s common stock remained available for future issuance under this plan and options to purchase 4,498,000 shares of the Company’s common stock were outstanding with a weighted average exercise price of $7.07 and grant prices ranging from $2.35 to $23.38. Under the terms of the plan, the exercise price and exercise period of stock option grants is determined by the Board of Directors on the date of grant. Generally, the stock options vest ratably over a four (4) year period. The options expire upon the earlier of ten (10) years from the date of grant or thirty (30) days following termination of employment or consultancy, unless specified otherwise in the option agreement. In the event of certain changes in control of the Company, the 1996 Stock Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. However, if such successor refuses to assume the then outstanding options, the 1996 Stock Option Plan provides for the full acceleration of the exercisability of all outstanding options.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation received for services rendered to the Company and the Company’s subsidiaries in all capacities during the last three (3) fiscal years by (i) the Company’s Chief Executive Officer and (ii) the Company’s two (2) other Named Executive Officers:

Summary Compensation Table

	Annual Compensation (1)						Long Term Compensation Awards Options
Name and Principal Position	Fiscal Year	Salary	Bonus (2)		Other Annual Compensation
Jimmy S.M. Lee Chief Executive Officer	2003 2002 2001	$150,000 194,712 250,150	$	— — 90,300	$	— — —	50,000 97,212 48,750

Gary L. Fischer President and Chief Operating Officer, Chief Financial Officer	2003 2002 2001	185,538 174,159 190,144		— — 57,308		— — —	50,000 61,262 122,031

Paul Jei-Zen Song Senior Vice President Engineering	2003 2002 2001	145,673 151,356 160,399		— — 48,298		— — —	25,000 38,875 17,625

(1)	Excludes perquisites and other personal benefits that for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.
(2)	Includes incentive awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes incentive awards paid in the fiscal year noted but earned in prior years.

Option Grants in Fiscal Year 2003

The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended September 30, 2003.

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date
Name					5%	10%
Jimmy S.M. Lee	50,000	2.3%	$3.12	1/30/13	$98,108	$248,624
Gary L. Fischer	50,000	2.3%	$3.12	1/30/13	$98,108	$248,624
Paul Jei-Zen Song	25,000	1.1%	$3.12	1/30/13	$49,054	$124,312

(1)	Each of these options was granted pursuant to the Company’s 1998 Stock Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant of such options and, as long as the optionee maintains continuous employment with the Company, generally vest over a four (4) year period at the rate of one-fourth (1/4) of the shares on the first anniversary of the date of grant and one-forty-eighth (1/48) of the shares per month thereafter.

(2)	In accordance with SEC rules, shown are the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of future increases in the price of its common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 2003, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of September 30, 2003.

			Fiscal Year-End Option Values
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jimmy S.M. Lee	30,000	$10,350	238,173	86,748	$919,805	$439,549
Gary L. Fischer	—	—	162,378	113,540	321,649	408,243
Paul Jei-Zen Song	—	—	113,041	40,083	501,499	211,234

(1)	The value of an “in the money” option represents the difference between the exercise price of such option and the fair market value of the Company’s common stock at September 30, 2003, multiplied by the total number of shares subject to the option.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

The following graph sets forth the Company’s total cumulative stockholder return compared to the Standard & Poor’s 500 Index and the Philadelphia Semiconductor Index for the period September 30, 1998 through September 30, 2003. Total stockholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Standard & Poor’s 500 Index and the stocks represented in the Philadelphia Semiconductor Index (“SOX”), respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its common stock.

Historical stock price performance should not be relied upon as indicative of future stock price performance.

Indexed Stock Price Comparison

September 30, 1998 to September 30, 2003

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2003, all Section 16 filing requirements were met.

CERTAIN TRANSACTIONS

For the year ended September 30, 2003, the Company sold and licensed (net of returns) approximately $(101,000) of memory products to Integrated Circuit Solution, Inc. (“ICSI”). The Company currently has approximately a 29% ownership interest in ICSI. The Company’s Chairman and Chief Executive Officer, Jimmy S.M. Lee, is a director of ICSI. The Company also provides administrative services to ICSI for which it is reimbursed. At September 30, 2003, the Company had an accounts receivable balance from ICSI of approximately $276,000. The Company purchases goods and contract manufacturing services from ICSI. For the year ended September 30, 2003, purchases of goods and services were approximately $132,000. The Company also pays ICSI certain product development costs, license fees and royalties. For fiscal 2003, these charges totaled approximately $620,000. At September 30, 2003, the Company had an accounts payable balance to ICSI of approximately $386,000.

The Company receives reimbursement from NexFlash Technologies, Inc. (“NexFlash”) for some patent expenses related to jointly owned patents. The Company currently has approximately a 14% ownership interest in NexFlash. The Company’s Chairman and CEO, Jimmy S.M. Lee, is a director of NexFlash. At September 30, 2003, the Company had an accounts receivable balance from NexFlash of approximately $4,000. The Company purchases services from NexFlash. For the year ended September 30, 2003, purchases of services were approximately $14,000.

The Company provides services to GetSilicon, Inc. (“GetSilicon”) in which the Company currently has approximately a 17% ownership interest. The Company’s Chairman and CEO, Jimmy S.M. Lee, is a director of GetSilicon. For the year ended September 30, 2003, the Company provided services of approximately $73,000 to GetSilicon. At September 30, 2003, the Company had an accounts receivable balance from GetSilicon of approximately $31,000. The Company engages GetSilicon for business-to-business data exchange and professional services. For the year ended September 30, 2003, the purchase of services under this agreement was approximately $107,000. At September 30, 2003, the Company had an accounts payable balance to GetSilicon of approximately $83,000.

For the year ended September 30, 2003, the Company sold approximately $95,000 of memory products to E-CMOS Technology Corporation (“E-CMOS”) in which the Company currently has approximately an 11% ownership interest. The Company’s Chairman and CEO, Jimmy S.M. Lee, is a director of E-CMOS. At September 30, 2003, the Company had an accounts receivable balance from E-CMOS of approximately $39,000. The Company receives administrative support services and reimburses E-CMOS for expenses incurred on its behalf. For the year ended September 30, 2003, the purchase of services and expenses reimbursed by the Company was approximately $454,000. At September 30, 2003, the Company had an accounts payable balance to E-CMOS of approximately $37,000.

For the year ended September 30, 2003, the Company sold approximately $2,333,000 of memory products to Marubun USA Corporation (“Marubun USA”). Hide L. Tanigami, a director of the Company, is the president and chief executive officer of Marubun USA. Marubun USA is a distributor of the Company’s products in Japan and is a subsidiary of Marubun Corporation, a publicly traded company in Japan. At September 30, 2003, the Company had an accounts receivable balance from Marubun USA of approximately $1,044,000. The Board of Directors has determined that Mr. Tanigami did not have a direct or indirect material interest in the Company’s transactions with Marubun USA and that the Company’s transactions with Marubun USA are not material to Mr. Tanigami’s status as an independent director.

The Company purchases goods from SMIC in which the Company has less than a 3% ownership interest. The Company’s Chairman and CEO, Jimmy S.M. Lee, is a director of SMIC. For the year ended September 30, 2003, purchases of goods from SMIC were approximately $39,490,000. At September 30, 2003, the Company had an accounts payable balance to SMIC of approximately $4,936,000.

Lip-Bu Tan, a director of the Company, has been a director of Flextronics since April 3, 2003. For the six months ended September 30, 2003, the Company sold approximately $616,000 of memory products to Flextronics. At September 30, 2003, the Company had an accounts receivable balance from Flextronics of approximately $355,000. The Company had been doing business with Flextronics prior to Mr. Tan joining the board of directors of Flextronics. The Board of Directors has determined that Mr. Tan did not have a direct or indirect material interest in the Company’s transactions with Flextronics and that the Company’s transactions with Flextronics are not material to Mr. Tan’s status as an independent director.

The Company provides manufacturing support services to Signia Technologies, Inc. (“Signia”) in which the Company currently has approximately a 19% ownership interest. The Company’s Chairman and CEO, Jimmy S.M. Lee, is a director of Signia. For the year ended September 30, 2003, the Company provided services of approximately $523,000 to Signia. At September 30, 2003, the Company had an accounts receivable balance from Signia of approximately $315,000.

CODE OF BUSINESS CONDUCT AND ETHICS

In January 2004, the Company adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code is attached hereto as Exhibit 4.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

Santa Clara, California

January 21, 2004

EXHIBIT 1

INTEGRATED SILICON SOLUTION, INC.

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED JULY 22, 2003

Purpose:

The purpose of the Audit Committee of the Board of Directors (the “Committee”) of Integrated Silicon Solution, Inc. (the “Company”) shall be:

•	To be responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors;

•	To provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process and internal controls;

•	To provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•	To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

The Committee members will be appointed annually by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

•	Each member will be an independent director, in accordance with the audit committee requirements of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as determined by the Company’s Board of Directors;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the requirements of Nasdaq and the SEC;

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

•	At least one member shall qualify as an “audit committee financial expert” as defined by SEC rules and regulations and as determined by the Company’s Board of Directors.

Powers:

The Committee shall have the power to:

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities; and

•	Engage independent counsel and other advisers, as it determines necessary to carry out its duties, and to determine the appropriate funding level for such activities.

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Responsibilities:

The responsibilities of the Committee shall include:

•	The appointment, compensation, retention and oversight of the Company’s independent auditors;

•	Providing oversight and monitoring of Company management and their activities with respect to the Company’s financial reporting process, accounting policies, tax matters, disclosure controls and procedures and internal controls;

•	The pre-approval of all audit and audit related services and non-audit services provided by the independent auditors to the Company, as required under applicable law and Nasdaq and SEC rules and regulations. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at its next scheduled meeting;

•	Reviewing the independent auditors’ proposed audit scope and approach;

•	Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors and/or management, to consider and review the following:

•	Any significant changes required in the independent auditors’ audit plan.

•	The effect or potential effect of any accounting initiatives or similar accounting developments on the Company’s financial statements.

•	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards, applicable law and Nasdaq and/or SEC rules and regulations.

•	Reviewing the performance of the independent auditors, who shall be accountable to the Audit Committee;

•	Reviewing the independence of the independent auditors, including a review of the services provided by the independent auditors and related fees, consistent with applicable laws and Nasdaq and SEC rules and regulations. Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Obtaining from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934;

•	Monitoring partner rotation of the Company’s independent auditors and hiring of former employees of the Company’s independent auditors in accordance with applicable laws and Nasdaq and SEC rules and regulations;

•	Monitoring the Company’s independent auditors compliance with records retention requirements in accordance with applicable laws and Nasdaq and SEC rules and regulations;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

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•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	In consultation with the independent auditors and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

•	The Company’s annual financial statements and related notes.

•	The independent auditors’ audit of the financial statements and their report thereon.

•	The independent auditors’ report regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management as defined under applicable law and the rules and regulations of Nasdaq and the SEC.

•	Whether the Company has entered into any “off-balance sheet transactions” as defined by applicable SEC rules and regulations.

•	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

•	Reviewing and discussing with management, before filing with the SEC, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K. Making a recommendation to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Reviewing and discussing with management, before release, the unaudited interim financial results in the Company’s quarterly earnings releases;

•	Reviewing and discussing with management and the independent auditors their respective evaluations of the Company’s internal controls;

•	Overseeing compliance with the requirements of the SEC for disclosure of independent auditor’s services and audit committee members and activities;

•	To the extent required by SEC or NASD rules, establish procedures to promote and protect employee reporting of suspected fraud or wrongdoing relating to accounting, auditing or financial reporting, including procedures for:

•	Receiving, retaining and addressing complaints received by the Company relating to such matters;

•	Enabling employees to submit to the Committee, on a confidential and anonymous basis, any concerns regarding such matters; and

•	Protecting reporting employees from retaliation.

•	Reviewing management’s monitoring of compliance with the Company’s code of conduct;

•	Reviewing and approving all related party transactions as required by applicable laws and Nasdaq and SEC rules and regulations;

•	Providing the Audit Committee Report in the Company’s proxy statement as required by Item 306 of Regulation S-K, as well as the additional disclosures required by Item 7(d)(3) of Schedule 14A;

•	Reviewing the Committee’s own structure, processes and membership requirements;

•	Reviewing and assessing the adequacy of this Charter at least annually; and

•	Performing such other duties as may be requested by the Board of Directors.

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Meetings:

The Committee will meet at least quarterly during each fiscal year, or more frequently as circumstances dictate.

The Committee will meet separately with the independent auditors as well as members of the Company’s management, as it deems appropriate in order to review the financial controls of the Company.

Minutes:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

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EXHIBIT 2

INTEGRATED SILICON SOLUTION, INC.

CHARTER FOR THE NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

(AS APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 7, 2004)

1. Purpose

The purpose of the Nominating Committee (the “Committee”) of the Board of Directors of Integrated Silicon Solution, Inc. (the “Company”) shall be to:

•	Review the composition and evaluate the performance of the Board of Directors; select, or recommend for the selection of the Board of Directors, director nominees; and evaluate director compensation; and

•	Review the composition of committees of the Board of Directors and recommend persons to be members of such committees.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2. Membership And Organization

Composition. The Committee shall consist of no fewer than three members of the Board of Directors. All members of the Committee shall be appointed and replaced by the Board of Directors, shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined in Rule 4200 of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”). The Board of Directors may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees when appropriate. Any such subcommittee shall consist solely of Committee members.

Meetings. The Committee will meet at least once per year unless otherwise determined by the Committee. The Committee will provide the schedule of Committee meetings to the Board of Directors. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board of Directors on the results of these meetings. The Committee may invite to its meetings other directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors.

3. Responsibilities And Duties

The responsibilities and duties of the Committee shall include:

Composition of the Board of Directors, Evaluation and Nominating Activities

•	Review the composition and size of the Board of Directors and determine the criteria for membership on the Board of Directors, which may include, among other criteria, issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, other commitments and the like;

•	Conduct periodic evaluations of the Board of Directors as a whole and the Committee as a whole;

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•	Identify, consider and select, or recommend for the selection of the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors, and review any candidates recommended by stockholders, provided that such recommendations are submitted in writing to the Secretary of the Company, and include, among other things, the recommended candidate’s name, biographical data and qualifications, and that such recommendations are otherwise made in compliance with the Company’s bylaws and its shareholder nominations and recommendations policy;

•	Evaluate the performance of individual members of the Board of Directors eligible for re-election, and select, or recommend for the selection of the Board of Directors, the director nominees for election to the Board of Directors by the stockholders at the annual meeting of stockholders; and

•	Evaluate director compensation, consulting with outside consultants and/or with the human resources department when appropriate, and make recommendations to the Board of Directors regarding director compensation.

Committees of the Board of Directors

•	Periodically review the composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the change in mandate or dissolution of committees; and

•	Recommend to the Board of Directors persons to be members of the various committees.

In performing its duties, the Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors, including any search firm to be used to identify candidates for the Board of Directors, and shall have sole authority to approve such experts’ fees and other retention terms.

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EXHIBIT 3

INTEGRATED SILICON SOLUTION, INC.

DESCRIPTION OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

The following paragraphs provide a summary of the principal features of the Company’s 1993 Employee Stock Purchase Plan (the “ESPP”). The following summary is qualified in its entirety by reference to the ESPP.

General. The ESPP was adopted by the Board of Directors in March 1993 and was activated in February 1995 in connection with the Company’s initial public offering. A total of 200,000 shares of common stock were originally reserved for issuance under the ESPP. In October 2003, the Board of Directors approved an amendment to the ESPP, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 600,000 shares, bringing the total number of shares issuable under the ESPP to 2,850,000 shares.

The ESPP has consecutive and overlapping twenty-four (24) month offering periods that begin every six (6) months (the “Offering Periods”). Each twenty-four (24) month Offering Period includes four six (6) month purchase periods (each a “Purchase Period”), during which employee payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant’s accumulated payroll deductions (the “Exercise Date”). Eligible employees will have the opportunity to purchase Company common stock through accumulated payroll deductions at a purchase price of not less than 85% of the lesser of the fair market value on either (i) the first day of a designated Offering Period or (ii) the last day of the Purchase Period. The final trading price per share of Company common stock on December 31, 2003 was $15.65.

Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

Administration. The ESPP may be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Administrator”). All questions of interpretation or application of the ESPP are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility. Each Employee of the Company (including officers), who works at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in the ESPP if so employed on the first day of an Offering Period; provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible Employees become participants in the ESPP by filing with the Company a subscription agreement authorizing payroll deductions prior to the first day of each Offering Period unless a different time for filing the subscription agreement has been set by the Board of Directors. As of December 31, 2003, approximately 275 of the Company’s employees are eligible to participate in the ESPP.

Participation in an Offering; Payroll Deductions. As discussed above, the ESPP has consecutive and overlapping Offering Periods of approximately twenty-four (24) months that begin every six (6) months. Each twenty-four (24) month Offering Period includes four Purchase Periods of approximately six (6) months each, during which payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant’s accumulated payroll deductions. The Board of Directors has the power to change the duration of future Offering Periods, if such change is made at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

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To participate in the ESPP, an eligible Employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of a participant’s compensation during the Offering Period. Compensation is defined as base straight time gross earnings and commissions, but exclusive of overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. During an Offering Period, a participant may discontinue his or her participation in the ESPP, and may decrease or increase the rate of payroll deductions in an Offering Period within limits set by the Administrator. In such event, the payroll deductions credited to the participant’s account will be returned to him or her, without interest.

Once an Employee becomes a participant in the ESPP, the Employee will automatically participate in each successive Offering Period until such time as the Employee withdraws from the ESPP or the Employee’s employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company’s common stock. The options are automatically exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period, unless the participant withdraws or terminates employment earlier. The option expires at the end of the Offering Period, the participant’s withdrawal from the ESPP or upon termination of employment, whichever is earlier. In no event shall a participant be permitted to purchase during any Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s common stock on the first day of the Offering Period, subject to exceptions and limitations stated in the ESPP; provided, however, if there is only one Purchase Period in a calendar year, a participant is permitted to purchase during any Purchase Period more than a number of shares determined by dividing $25,000 by the Fair Market Value of a share of the Company’s common stock on the first day of the Offering Period.

Purchase Price, Shares Purchased. Shares of common stock may be purchased under the ESPP at a Purchase Price equal to 85% of the lesser of the Fair Market Value of the common stock on (i) the first day of the Offering Period or (ii) the last day of the Purchase Period. The Fair Market Value of the common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the Purchase Period by the Purchase Price, subject to the limitations described above.

Termination of Employment. If a participant’s employment terminates for any reason, including disability or death, or the participant fails to remain in the continuous scheduled employ of the Company for at least twenty (20) hours per week, he or she will be deemed to have withdrawn from the ESPP. As a result, his or her participation in the ESPP ceases immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, without interest.

Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares reserved under the ESPP as well as the price per share of common stock covered by each option under the ESPP that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

Adjustments Upon Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.

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Adjustments Upon Merger or Asset Sale. In the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board of Directors shall shorten any Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods shall end on the New Exercise Date. The New Exercise Date shall be prior to the merger, consolidation or asset sale. If the Board of Directors shortens any Purchase Periods and Offering Periods then in progress, each participant shall be notified in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that all options will be exercised automatically on the New Exercise Date, unless the participant withdraws from the Offering Period prior to the New Exercise Date.

Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the ESPP. Generally, no such termination can affect options previously granted, except that the Board of Directors may terminate an Offering Period on any Exercise Date if the Board of Directors determines that termination of the ESPP is in the best interests of the Company and its stockholders. No amendment shall be effective, including (a) increases in the number of shares issuable under the ESPP, (b) alterations to the purchase price formula so as to reduce the purchase price, or (c) modifications to the requirements for eligibility to participate in the ESPP, unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code. Currently, the ESPP is set to terminate on February 2, 2005; if the proposed amendment is approved by the stockholders, the ESPP will terminate on February 2, 2015, unless terminated earlier by the Administrator.

Withdrawal. Generally, a participant may withdraw from an Offering Period at any time by written notice without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period. Upon a withdrawal from an Offering Period, the payroll deductions credited to the participant’s account will be returned to him or her or, without interest. To participate in a subsequent Offering Period, the participant must deliver to the Company a new subscription agreement.

Federal Tax Information for ESPP. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. This summary is not exhaustive and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period for the shares. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period for the shares. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

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ESPP Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the ESPP. The following table sets forth the dollar amount and the number of shares purchased under the ESPP during the last fiscal year to (i) each of the Company’s Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

ESPP BENEFITS TABLE

Name	Number of Shares	Value of Shares Purchased (1)
Jimmy S.M. Lee	6,062	$31,496
Gary L. Fischer	2,978	12,951
Paul Jei-Zen Song	2,863	10,010
All executive officers as a group (6 persons)	11,903	54,457
All non-employee directors as a group (3 persons)	—	—
All employees other than executive officers as a group	335,288	1,719,397

(1)	The dollar value of shares purchased under the ESPP was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance with the terms of the ESPP, the shares of common stock were purchased at a price equal to 85% of the lesser of the fair market value of the common stock on the first day of the Offering Period or the last day of the Purchase Period.

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EXHIBIT 4

INTEGRATED SILICON SOLUTION, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

(AS APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 7, 2004)

I. INTRODUCTION / PURPOSE

This Code of Business Conduct and Ethics is intended to comply with the applicable requirements of the SEC and Nasdaq and to promote ISSI’s standards of business conduct. All ISSI employees are expected to read and understand this Code of Business Conduct and Ethics, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, understand and adhere to these standards.

The purpose of this Code of Business Conduct and Ethics is to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that ISSI files with, or submits to, the SEC and in other public communications made by ISSI;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons of violations of this Code of Business Conduct and Ethics; and

•	Accountability for adherence to this Code of Business Conduct and Ethics.

Because the principles described in this Code of Business Conduct and Ethics are general in nature, you should also be aware of all applicable ISSI policies and procedures for more specific instruction, and contact the Human Resources Department if you have any questions.

II. COMPLIANCE IS EVERYONE’S BUSINESS

Ethical business conduct is critical to our business. As an employee, your responsibility is to respect and adhere to the practices in this document. Many of these practices reflect legal or regulatory requirements. Violations of these laws and regulations can create significant liability for you, ISSI, its directors, officers, and other employees.

Violations of law, this Code of Business Conduct and Ethics or other company policies or procedures by ISSI employees can lead to disciplinary action up to and including termination.

Part of your job and ethical responsibility is to help enforce this Code of Business Conduct and Ethics. You should be alert to possible violations and report possible violations to the Human Resources Department or your group VP, CFO, President, or CEO. You must cooperate in any internal or external investigations of possible violations. Reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code of Business Conduct and Ethics or other ISSI policies, or against any person who is assisting in any investigation or process with respect to such a violation, is prohibited. In all cases, if you are unsure about the appropriateness of an event or action, please seek assistance in interpreting the requirements of these practices.

III. YOUR RESPONSIBILITIES TO THE COMPANY AND ITS STOCKHOLDERS

A. Applicable Laws

All ISSI employees, agents and contractors must comply with all applicable laws, regulations, rules and regulatory orders. ISSI employees located outside of the United States must comply with laws, regulations, rules

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and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each employee, agent and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice on specific ISSI policies and procedures.

B. Conflicts of Interest

Each of us has a responsibility to ISSI, our stockholders and each other to avoid conflicts of interest. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. ISSI is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety.

What constitutes a conflict of interest? A conflict of interest exists when the interests or benefits of one person or entity conflict with the interests or benefits of ISSI. Examples include:

(i) Employment/Outside Employment - Our policies prohibit any employee from accepting simultaneous employment with an ISSI supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor’s position.

(ii) Outside Directorships - It is a conflict of interest to serve as a director of any company that competes with ISSI. Although you may serve as a director of an ISSI supplier, customer, developer, or other business partner, our policy requires that you first obtain approval from ISSI before accepting a directorship.

(iii) Business Interests - If you are considering investing in an ISSI customer, supplier, developer or competitor, you must first take great care to ensure that these investments do not compromise your responsibilities to ISSI. Many factors should be considered in determining whether a conflict exists, including the nature of the investment, your ability to influence ISSI’s decisions, and your access to confidential information of ISSI or of the other company.

(iv) Related Parties - As a general rule, you should avoid conducting ISSI business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships, and in-laws. Significant others include persons living in a spousal (including same sex) or familial fashion with an employee.

If such a related party transaction is unavoidable, you must fully disclose the nature of the related party transaction to ISSI’s Controller or Chief Financial Officer. If determined to be material to ISSI, ISSI’s Audit Committee must review and approve such related party transactions. The most significant related party transactions, particularly those involving ISSI’s directors or executive officers, must be reviewed and approved by the Audit Committee of ISSI’s Board of Directors. ISSI must report all such material related party transactions under applicable accounting rules, Federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to this business.

C. Corporate Opportunities

Employees, officers, and directors may not exploit for their own personal gain opportunities or ideas that are discovered through the use of corporate property, information or position unless the opportunity or idea is disclosed fully to the ISSI’s Board of Directors and the Board of Directors declines to pursue such opportunity.

D. Protecting ISSI’s Confidential Information

ISSI’s confidential information is a valuable asset. ISSI’s confidential information includes product architectures, designs, process technology, yields, product plans and road maps, names and lists of customers and

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employees, and financial information. This information is the property of ISSI and may be protected by patent, trademark, copyright and trade secret laws. All confidential information must be used for ISSI’s business purposes only. Every employee, agent and contractor must safeguard it. This responsibility includes not disclosing ISSI’s confidential information, such as information regarding ISSI’s products or business, over the Internet.

Each employee of ISSI should have signed an agreement to protect and hold confidential ISSI’s proprietary information. This agreement remains in effect for as long as you work for ISSI and after you leave ISSI. Under this agreement, you may not disclose ISSI’s confidential information to anyone or use it to benefit anyone other than the company without the prior written consent of an authorized company officer.

(i) Requests by Regulatory Authorities - All government requests for information, documents or investigative interviews must be referred to ISSI’s Finance Department. No financial information may be disclosed without the prior approval of the Chief Financial Officer.

(ii) ISSI Spokespeople - Specific policies have been established regarding who may communicate information to the press and the financial analyst community. ISSI has designated its CEO, President, CFO, and Investor Relations Department as official company spokespeople for financial matters. All inquiries or calls from the press and financial analysts should be referred to the President, Chief Financial Officer, or Investor Relations Department. Please refer to ISSI’s Outside Communication Policy for further details.

E. Obligations Under Securities Laws — “Insider” Trading

Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, directors, employees, agents, contractors and consultants of ISSI may come into possession of significant, sensitive information. This information is the property of ISSI — you have been entrusted with it. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. The purpose of this policy is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to ISSI’s policy and U.S. securities laws.

Insider trading is a crime, penalized by fines of up to $5,000,000 and 20 years in jail for individuals. In addition, the SEC may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Insider traders must also disgorge any profits made, and are often subjected to an injunction against future violations. Finally, insider traders may be subjected to civil liability in private lawsuits.

Employers and other controlling persons (including supervisory personnel) are also at risk under U.S. securities laws. Controlling persons may, among other things, face penalties of the greater of $5,000,000 or three times the profits made or losses avoided by the trader if they recklessly fail to take preventive steps to control insider trading.

Thus, it is important both to you and ISSI that insider-trading violations not occur. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. You should contact the Human Resources or the Finance Department if you are unsure as to whether or not you are free to trade.

ISSI has imposed a trading blackout period on members of the Board of Directors, executive officers and certain other employees who, as a consequence of their position with ISSI, are more likely to be exposed to material non-public information about ISSI. These individuals generally may not trade in ISSI securities during the blackout period.

For more details, and to determine if you are restricted from trading during trading blackout periods, you should review ISSI’s Insider Trading Policy. You can request a copy of this policy from the Human Resources Department.

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F. Prohibition Against Short Selling of Company Stock

No ISSI director, officer or other employee, agent or contractor may, directly or indirectly, sell any equity security, including derivatives, of ISSI if he or she (1) does not own the security sold, or (2) if he or she owns the security, does not deliver it against such sale (a “short sale against the box”) within twenty days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation. No ISSI director, officer or other employee, agent or contractor may engage in short sales. A short sale, as defined in this policy, means any transaction whereby one may benefit from a decline in ISSI’s stock price.

G. Use of Company’s Assets

(i) General - Protecting ISSI’s assets is a key fiduciary responsibility of every employee, agent and contractor. Care should be taken to ensure that assets are not misappropriated, sold, or donated, without appropriate authorization. All ISSI employees, agents and contractors are responsible for the proper use of ISSI assets, and must safeguard such assets against loss, damage, misuse or theft.

(ii) Company Funds - ISSI funds must be used only for ISSI business purposes. Every ISSI employee, agent and contractor must take reasonable steps to ensure that ISSI receives good value for ISSI funds spent, and must maintain accurate and timely records of each and every expenditure. Expense reports must be accurate and submitted in a timely manner. ISSI employees, agents and contractors must not use ISSI funds for any personal purpose.

(iii) Computers, Equipment, and Email - Employees, agents, and contractors should not maintain any expectation of privacy with respect to information transmitted over, received by, or stored in any computers or electronic communications device owned, leased, or operated, in whole or in part, by or on behalf of ISSI. ISSI retains the right to gain access to any information received by, transmitted by, or stored in any such electronic communications device, by and through its employees, agents, contractors, or representatives, at any time, either with or without an employee’s or third party’s knowledge, consent or approval. ISSI has a specific policy stating that all emails on ISSI’s system are considered ISSI property and may be read by authorized ISSI personnel.

(iv) Software - All software used by employees to conduct ISSI business must be appropriately licensed. ISSI’s IT Department will inspect ISSI computers periodically to verify that only approved and licensed software has been installed. Any non-licensed/unsupported software will be removed.

H. Records on Legal Hold

A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. ISSI’s Finance Department determines and identifies what types of company records or documents are required to be placed under a legal hold.

ISSI’s Finance Department will notify you if a legal hold is placed on records for which you are responsible. You then must preserve and protect the necessary records in accordance with instructions from ISSI’s Finance Department. Records or supporting documents that have been placed under a legal hold must not be destroyed, altered, or modified under any circumstances.

I. Payment Practices

(i) Accounting Practices - ISSI’s responsibilities to its stockholders and the investing public require that all transactions be fully and accurately recorded in ISSI’s books and records in compliance with all applicable laws and generally accepted accounting procedures. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval are strictly prohibited and violate ISSI policy and the law. Additionally, all documentation supporting a transaction should fully and accurately describe the nature of the transaction and be processed in a timely fashion.

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(ii) Prohibition of Inducements or Bribes - Under no circumstances may employees, agents or contractors offer to pay, make payment, promise to pay, or issue authorization to pay any money, gift, or anything of value to customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they do not create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to Human Resources or the Finance Department.

J. Foreign Corrupt Practices Act

ISSI requires full compliance with the Foreign Corrupt Practices Act (FCPA) by all of its employees, agents, and contractors.

The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of: influencing any act or failure to act, in the official capacity of that foreign official or party; or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone. Please refer to ISSI’s Foreign Corrupt Practices Act policy for additional information.

K. Export Controls

A number of countries maintain controls on the destinations to which products or software may be exported. Some of the strictest export controls are maintained by the U.S. against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to exports from the U.S. and to exports of products from other countries, when those products contain U.S. origin components or technology. In some circumstances, an oral presentation containing technical data made to foreign nationals in the U.S. may constitute a controlled export. The Finance Department can provide you with guidance on which countries are prohibited destinations for ISSI products or whether a proposed technical presentation to foreign nationals may require a U.S. government license.

IV. RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

A. Payments or Gifts from Others

Under no circumstances may employees, agents or contractors accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they do not create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to Human Resources or the Finance Department.

Gifts given by ISSI to suppliers or customers or received from suppliers or customers should always be appropriate to the circumstances and should never be of a kind that could create an appearance of impropriety.

B. Handling Copyrighted Material

ISSI subscribes to publications that help employees do their jobs better. Copyright law generally protects these works, and their unauthorized copying and distribution may constitute copyright infringement. When in doubt about whether you may copy a publication, consult the Human Resources or Finance Department.

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C. Handling the Confidential Information of Others

ISSI has many kinds of business relationships with many companies and individuals. We must take special care to handle the confidential information of others responsibly. We handle such confidential information in accordance with our agreements with such third parties.

D. Selecting Suppliers

ISSI’s policy is to purchase supplies based on price, need, quality, service, and terms and conditions. ISSI’s policy is to select significant suppliers or enter into significant supplier agreements through a competitive bid process where possible. The confidential information of a supplier is entitled to the same protection as that of any other third party.

E. Government Relations

It is ISSI’s policy to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct.

F. Free and Fair Competition

Competition laws govern relationships between ISSI and its competitors. As a general rule, contacts with competitors should be limited and should always avoid subjects such as prices or other terms and conditions of sale, customers, and suppliers. Participating with competitors in a trade association or in a standards creation body is acceptable when the association has been properly established, has a legitimate purpose, and has limited its activities to that purpose.

Collusion among competitors is illegal, and the consequences of a violation are severe. No employee, agent or contractor shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts, other terms or conditions of sale, profits or profit margins, costs, allocation of product or geographic markets, allocation of customers, limitations on production, boycotts of customers or suppliers, or bids or the intent to bid or even discuss or exchange information on these subjects. In some cases, legitimate joint ventures with competitors may permit exceptions to these rules as may bona fide purchases from or sales to competitors on non-competitive products, but ISSI’s Finance Department must review all such proposed ventures in advance.

V. WAIVERS

Any waiver of any provision of this Code of Business Conduct and Ethics for ISSI’s executive officers must be approved by ISSI’s Board of Directors and may be required to be disclosed under applicable SEC rules.

VI. DISCIPLINARY ACTIONS

The matters covered in this Code of Business Conduct and Ethics are of the utmost importance to ISSI, its stockholders and its business partners, and are essential to ISSI’s ability to conduct its business in accordance with its stated values and applicable laws. We expect all of our employees, agents, contractors and consultants to adhere to these rules in carrying out their duties for ISSI.

ISSI will take appropriate action against any employee, agent, contractor or consultant whose actions are found to violate these policies or any other ISSI policies. Disciplinary actions may include immediate termination of employment or business relationship at ISSI’s sole discretion. Where ISSI has suffered a loss, it may pursue remedies against the individuals or entities responsible. Where laws have been violated, ISSI will cooperate fully with the appropriate authorities.

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VII. ACKNOWLEDGEMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

This Code of Business Conduct and Ethics applies to all employees, and directors of ISSI.

All Deputy General Managers, VPs, and executive officers must sign below and return this form to ISSI’s President & COO.

I have received and read ISSI’s Code of Business Conduct and Ethics. I understand the standards and policies contained in ISSI’s Code of Business Conduct and Ethics and understand that there may be additional policies or laws specific to my job. I further agree to comply with ISSI’s Code of Business Conduct and Ethics.

If I have questions concerning the meaning or application of ISSI’s Code of Business Conduct and Ethics, any company policies, or the legal and regulatory requirements applicable to my job, I know I can consult the Human Resources or Finance Department, my General Manager, ISSI’s CFO, President, or CEO, knowing that my questions or reports to these sources will be maintained in confidence.

Employee Name

Signature

Date

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APPENDIX A

INTEGRATED SILICON SOLUTION, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 1993 Employee Stock Purchase Plan of Integrated Silicon Solution, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Integrated Silicon Solution, Inc., and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean all base straight time gross earnings, including commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation.

(f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Purchase Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3) Notwithstanding paragraphs (1) and (2), in the case of an Offering Period commencing substantially concurrent with the Company’s initial public offering, the Fair Market Value may be determined by the Board to be equal to the initial price to the public of shares of Common Stock in such offering; or

(4) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) “Plan” shall mean this Employee Stock Purchase Plan.

(m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(n) “Purchase Period” shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(o) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3. Eligibility.

(a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement and termination dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the “Current Purchase Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date (except if there is only one Purchase Period in a calendar year, in which case the dollar limit in the preceding equation shall be $25,000 instead of $12,500), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 2,850,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(2) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned,

transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods than in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be prior to the date of the Company’s proposed sale or merger. If the Board sets a new Exercise Date, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Periods as provided in Section 10 hereof.

19. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect until February 2, 2015 unless sooner terminated under Section 19 hereof.

23. Automatic Transfer to Low Price Offering Period. If the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

INTEGRATED SILICON SOLUTION, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:

Change in Payroll Deduction Rate

Change of Beneficiary(ies)

1.	hereby elects to participate in the Integrated Silicon Solution, Inc. 1993 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (1-10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete “Integrated Silicon Solution, Inc. 1993 Employee Stock Purchase Plan.” I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining stockholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only): .

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
(First) (Middle) (Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary is other than spouse)

EXHIBIT B

INTEGRATED SILICON SOLUTION, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Integrated Silicon Solution, Inc. 1993 Employee Stock Purchase Plan which began on                     , 19         (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

INTEGRATED SILICON SOLUTION, INC.

Proxy

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JIMMY S.M. LEE and GARY L. FISCHER, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Integrated Silicon Solution, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, on February 27, 2004, at 3:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company’s 1993 Employee Stock Purchase Plan, FOR the appointment of Ernst & Young LLP as independent auditors, and in accordance with their discretion on such other matters that may properly come before the meeting.

The directors recommend a FOR vote on each item.

(Continued and to be signed on reverse side.)

		FOR all nominees listed (except as withheld)	WITHHELD AUTHORITY to vote for nominees listed		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS (Instruction: To withhold authority to vote for any individual nominee, strike that nominee’s name below.)		☐	☐

2. Proposal to amend the Company’s 1993 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 600,000 shares to an aggregate of 2,850,000 shares and to extend the termination date of the plan from February 2, 2005 to February 2, 2015:

					☐	☐	☐

Nominees:	Jimmy S.M. Lee Gary L. Fischer Lip-Bu Tan	Hide L. Tanigami Chun Win Wong Bruce A. Wooley		3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the 2004 fiscal year:	☐	☐	☐

					YES	NO
				I plan to attend the Meeting:	☐	☐

Signature(s)                                                                                                                                               Date

(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)